EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the below listed registration statements, of our report dated March 5, 2019, relating to the consolidated financial statements and financial statement schedules of Brighthouse Life Insurance Company and subsidiaries, appearing in this Annual Report on Form 10-K of Brighthouse Life Insurance Company and subsidiaries for the year ended December 31, 2018.

Form S-3:
No. 333-207091
No. 333-208664
No. 333-216485
No. 333-217507
No. 333-218126
No. 333-221618
No. 333-221619
No. 333-221620
No. 333-222560
No. 333-226035

/s/ DELOITTE & TOUCHE LLP
Charlotte, North Carolina
March 5, 2019